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                                                                   Exhibit 24


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Burton M. Joyce, Francis G. Meyer and
George H. Valentine and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Terra Industries Inc.), to sign a registration statement on Form S-4 for an exchange offer in connection with the company's 10-1/2% Senior Notes due 2005 and any or all amendments (including post-effective amendments) to such registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this power of attorney has been signed on the date or dates indicated, by the following persons in the capacities indicated:

     Signature                      Title                      Date(s)


/s/ Reuben F. Richards      Chairman of the Board                 June 20, 1995
- ------------------------
  Reuben F. Richards



/s/ Burton M. Joyce         Chief Executive Officer,              June 20, 1995
- ------------------------    President and Director
  Burton M. Joyce           (Principal Executive Officer)



/s/ Francis G. Meyer        Vice President,Chief                  June 22, 1995
- ------------------------    Financial Officer (Principal
  Francis G. Meyer          Financial Officer and
                            Principal Accounting Officer)



/s/ Edward G. Beimfohr      Director                              June 22, 1995
- ------------------------
  Edward G. Beimfohr



/s/ Carol L. Brookins       Director                              June 20, 1995
- ------------------------
  Carol L. Brookins
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/s/ Edward M. Carson        Director                              June 20, 1995
- ------------------------
  Edward M. Carson



/s/ David E. Fisher         Director                              June 26, 1995
- ------------------------
  David E. Fisher



/s/ Basil T.A. Hone         Director                              June 20, 1995
- ------------------------
  Basil T.A. Hone



/s/ Anthony W. Lea          Director                              June 21, 1995
- ------------------------
  Anthony W. Lea



/s/ John R. Norton III      Director                              June 20, 1995
- ------------------------
  John R. Norton III



/s/ Henry R. Slack          Director                              June 22, 1995
- ------------------------
  Henry R. Slack